UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                              --------------------


                                    FORM 8-K/A
                                 (Amendment No. 1)


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)  August 10, 2000
                                                  ------------------





                            Park Pharmacy Corporation
-------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



        Colorado              000-15379                  84-1029701
--------------------------------------------------------------------
(State or Other Jurisdiction    (Commission        (IRS Employer
    of Incorporation)            File Number)    Identification No.)



10711 Preston Road, Suite 250, Dallas, Texas                 75230
--------------------------------------------------------------------
(Address of Principal Executive Offices)                 (Zip Code)



Registrant's telephone number, including area code  (214) 692-9921
                                                    --------------

                                 N/A
--------------------------------------------------------------------
  (Former Name or Former Address, if Changes Since Last Report)

          The undersigned registrant hereby amends the following
Item 7. Financial Statements and Exhibits of its Current Report on Form 8-K dated August 10, 2000, to include the following:

ITEM 7.   Financial statements and exhibits

 (a) The following Financial Statements of Business Acquired are annexed hereto:

     Consolidated Balance Sheets at June 30, 2000 (unaudited) and
     December 31, 1999

     Consolidated Statements of Operations for the Six Months Ended June 30, 2000 (unaudited) and 1999 (unaudited) and the Years
     Ended December 31, 1999 and 1998

     Consolidated Statements of Cash Flows for the Six Months Ended June 30, 1999 (unaudited) and 1999 (unaudited) and the Years
     Ended December 31, 1999 and 1998

 (b) The following Pro Forma Financial Information is annexed hereto:

     Unaudited Pro Forma Combined Balance Sheet at June 30, 2000

     Unaudited Pro Forma Combined Statement of Operations for the
     Year Ended June 30, 2000

 (c) Exhibits

     Exhibit No.         Description

     2.1* Bill of Sale and Asset Purchase Agreement dated as of August 10, 2000, but effective August 1, 2000, by and among Park Infusion, Sellers and Parent.

     99.1* Loan Agreement dated as of August 10, 2000, by and among Park Pharmacy Corporation, Dougherty's Pharmacy, Inc., Raven's Pharmacy, Inc., Total Pharmacy Supply, Inc., Rx-Pro.Com, Inc. and Park Infusion Services, LP, as borrowers, and Bank of Texas, NA, as lender, and related Promissory Notes and Pledge and Security Agreements.


*Previously filed.

                    Index to Financial Statements

Independent Auditors Report                                      F-1
Consolidated Balance Sheets at
   June 30, 2000 (unaudited) and December 31, 1999               F-2
Consolidated Statements of Operations for the Six Months
   Ended June 30, 2000 (unaudited) and 1999 (unaudited)
   and the Years Ended December 31, 1999 and 1998                F-3
Consolidated Statements of Cash Flows for the Six Months Ended
   June 30, 2000 (unaudited) and 1999 (unaudited)
   and the Years Ended December 31, 1999 and 1998                F-4
Notes to Financial Statements                                    F-6
Unaudited Pro Forma Combined Balance Sheet at June 30, 2000 F-13 Unaudited Pro Forma Combined Statement of Operations for
   the Year Ended June 30, 2000                                 F-14

                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              PARK PHARMACY CORPORATION
                              (Registrant)


Date:     October 24, 2000              By: /s/ Thomas R. Baker
                              --------------------------------------
                              Thomas R. Baker,
                              Chief Executive Officer & President

                    INDEPENDENT AUDITOR'S REPORT



Board of Directors
Amedisys Alternate-Site Infusion Therapy Services, Inc.
Baton Rouge, Louisiana


We have audited the accompanying consolidated balance sheet of Amedisys Alternate-Site Infusion Therapy Services, Inc. as of December 31, 1999, and the related statements of operations and accumulated deficit, and cash flows for the years ended December 31, 1999 and 1998. These financial statements are the responsibility of the Company'S management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Amedisys Alternate-Site Infusion Therapy Services, Inc. as of December 31, 1999, and the results of its operations and its cash flows for the years ended December 31, 1999 and 1998, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in
Note 1 to the financial statements, the Company has suffered recurring losses from operations, and has a stockholder's deficiency at June 30, 2000 of $6,032,903. These conditions raise substantial doubt about the Company's ability to continue as a going concern.
As described in Notes 2 and 10, in June 2000 and August 2000, the Company abandoned a facility and sold the remaining facilities. It is uncertain whether the proceeds of the sale will allow the Company to satisfy its remaining obligations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.





Hein + Associates llp

Dallas, Texas
October 16, 2000

        AMEDISYS ALTERNATE-SITE INFUSION THERAPY SERVICES, INC.

                      CONSOLIDATED BALANCE SHEETS

                                ASSETS
                                ------

                                           June 30,    December 31,
                                          ----------   ------------
                                             2000          1999
                                           --------    ------------
                                         (Unaudited)
CURRENT ASSETS:
 Cash and cash equivalents                    $3,584        $11,464
Trade accounts receivable, net of
allowance of $1,296,763 and                2,270,328      1,663,346
$1,572,194, respectively
 Inventory                                   188,301        217,113
 Prepaid expenses                             17,486          8,400
                                          ----------    -----------
      Total current assets                 2,489,699      1,900,323

PROPERTY AND EQUIPMENT, net                  315,297        523,605

OTHER ASSETS -
 Goodwill, net                               513,401        530,213
                                         -----------    -----------

      Total assets                        $3,318,397     $2,954,141
                                         ===========    ===========

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
----------------------------------------

CURRENT LIABILITIES:
 Trade accounts payable                     $725,596       $991,930
 Accrued expenses and other
     liabilities                             443,610        510,883
 Due related parties                       8,132,421      7,627,314
 Current portion of long-term debt            28,343         51,705
 Current portion of capital lease
     obligation                               21,330         36,040
                                          ----------     ----------
      Total current liabilities            9,351,300      9,217,872

LONG-TERM LIABILITIES:
 Long-term debt, net of current
   maturities                                      -         12,365
 Capital leases                                    -         13,443
                                         -----------    -----------
      Total long-term liabilities                  -         25,808
                                         -----------    -----------
      Total liabilities                    9,351,300      9,243,680
                                         -----------    -----------

COMMITMENTS (Notes 6 and 7)

STOCKHOLDERS' DEFICIENCY:
  Common stock, $.001 par value, 10,000
   shares authorized, 1,000 issued and
    outstanding                                    1              1
 Paid-in capital                                 999            999
 Accumulated deficit                      (6,033,903)    (6,290,539)
                                         -----------    -----------
      Total stockholders deficiency      (6,032,903)    (6,289,539)
                                         -----------    -----------
         Total liabilities and
           stockholders deficiency       $3,318,397     $2,954,141
                                         ===========    ===========

        AMEDISYS ALTERNATE-SITE INFUSION THERAPY SERVICES, INC.


                 CONSOLIDATED STATEMENTS OF OPERATIONS

                                         Six Months Ended                 Years Ended
                                             June 30,                     December 31,
                                   -----------------------------      --------------------
                                        2000           1999           1999           1998
                                   --------------  ------------     ---------      --------
                                    (Unaudited)     (Unaudited)
NET SERVICE REVENUE                   $4,009,372     $3,907,175     $7,616,166     $5,021,172

COST OF REVENUE                        2,183,726      1,959,192      3,837,798      2,694,920
                                     -----------     ----------    -----------    -----------
  Gross margin                         1,825,646      1,947,983      3,778,368      2,326,252

OPERATING EXPENSES:
  General and administrative           1,569,643      2,547,152      4,964,594      5,573,961
    expenses                         -----------     ----------    -----------     ----------
  Income (loss) from operations          256,003       (599,169)    (1,186,226)    (3,247,709)
                                     -----------     ----------   ------------    -----------

OTHER INCOME (EXPENSE):
  Impairment loss                              -                   (1,275,133)
                                                              -                             -
  Interest expense                             -         14,272         38,763         39,972
  Other, net                                 633        (54,491)       (34,644)       (52,777)
                                      ----------     ----------    -----------    -----------

NET INCOME (LOSS)                        256,636       (667,932)    (2,534,766)    (3,340,458)

ACCUMULATED DEFICIT:
  Beginning of period                (6,290,539)     (3,755,773)    (3,755,773)      (415,315)
                                     -----------   ------------    -----------     ----------
  End of period                     $(6,033,903)   $ (4,423,705)   $(6,290,539)   $(3,755,773)
                                    ============   ============   ============   ============

       See accompanying notes to these consolidated financial statements.

          AMEDISYS ALTERNATE-SITE INFUSION THERAPY SERVICES, INC.

                   CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                               Six Months Ended                      Years Ended
                                                                   June 30,                          December 31,
                                                        -------------------------------        ------------------------
                                                            2000             1999             1999                1998
                                                        ------------      ------------    --------------      ---------------
                                                       (Unaudited)      (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss)                                           $256,636      $ (667,932)       $(2,534,766)     $    (3,340,458)
Adjustments to reconcile to net cash used by
operating activities:
  Depreciation                                                200,491         158,166            276,023              117,324
  Amortization                                                 16,809          52,068            104,137               89,574
  Impairment loss                                                   -                          1,275,133                    -
                                                                                    -
  Deferred income taxes                                             -                                  -             (78,579)
                                                                                    -
  (Increase) decrease in accounts receivable                 (606,982)       (892,262)          (291,349)          (1,179,617)
  (Increase) decrease in inventory                             28,812         151,915             99,365             (262,867)
  (Increase) decrease in prepaid and other                     (1,269)        120,131            197,127             (182,292)
     current assets
  Increase (decrease) in accounts payable                    (266,334)       (197,452)           (47,229)              900,669
  Increase (decrease) in accrued expenses     and             (67,270)          22,761           (46,671)              399,434
other liabilities                                      --------------     -----------      -------------         -------------
          Net cash provided (used) by
              operating activities                           (439,107)     (1,252,605)          (968,230)          (3,536,812)
                                                       --------------   -------------     --------------       --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Cash from Home IV and InfusionCare    acquisitions
                                                                    -                                  -               50,552
                                                                                    -
 Cash paid for acquisitions                                         -                                  -           (1,646,610)
                                                                                    -
 Proceeds from sale of property and equipment                       -                             15,586                    -
                                                                                    -
 Payments for property and equipment     additions
                                                                    -               -                  -             (746,698)
                                                      ---------------      ----------    ---------------       --------------
          Net cash provided by investing
              activities                                            -               -             15,586           (2,342,756)
                                                      ---------------     -----------      -------------     ----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Advances from related parties                                505,107       1,715,386          2,181,926            6,544,838
 Payments on advances from related parties                          -                        (1,082,121)                    -
                                                                                    -
 Payments of long-term debt                                   (35,727)       (162,546)          (257,026)            (511,358)
 Payments on capital leases                                   (28,153)        (29,064)           (57,485)                   -
                                                      ---------------   -------------     --------------      ---------------
          Net cash used by financing
                   activities                                 441,227       1,523,776            785,294            6,033,480
                                                      ---------------   -------------     --------------       --------------

NET CHANGE IN CASH AND CASH EQUIVALENTS                         2,120         271,171          (167,350)              153,912

CASH AND CASH EQUIVALENTS, beginning of   period
                                                               11,464         178,814            178,814               24,902
                                                      ---------------   -------------     --------------       --------------

CASH AND CASH EQUIVALENTS, end of period              $        13,584   $     449,985      $      11,464       $      178,814
                                                      ===============   =============      =============        =============



                                       F-4
                                   -Continued-

             AMEDISYS ALTERNATE-SITE INFUSION THERAPY SERVICES, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Continued)


                                                         Six Months Ended             Years Ended
                                                             June 30,                December 31,
                                                       --------------------      --------------------
                                                         2000         1999         1999        1998
                                                     -----------   -----------  ----------  ----------
                                                     (Unaudited)  (Unaudited)
SUPPLEMENTAL DISCLOSURE OF CASH PAID FOR
   INTEREST AND INCOME TAXES:
 Cash paid for interest                              $         -  $    14,272     $38,763      $39,972
Cash paid for income taxes                                     -            -           -            -

SUPPLEMENTAL DISCLOSURE OF NON-CASH
   INVESTING AND FINANCING ACTIVITIES:
  Equipment acquired under capital leases            $         -  $        -      $     -     $ 93,058


  See accompanying notes to these consolidated financial statements

     AMEDISYS ALTERNATE-SITE INFUSION THERAPY SERVICES, INC. AND
                            SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (the six month periods ended June 30, 2000 and 1999 are unaudited)




1.Nature of Operations and Summary of Significant Accounting
  Policies:
  -------------------------------------------------------

  Nature of Organization and Operations
   -------------------------------------
  Amedisys Alternate-Site Infusion Therapy Services, Inc. (AASI) and subsidiaries (the Company) is incorporated in the state of Louisiana and provides a variety of home health care, infusion therapy, and outpatient surgery services through its facilities in Dallas and San Antonio, Texas, Tampa Bay, Florida and Baton Rouge, Louisiana. The Company is a wholly-owned subsidiary of Amedisys, Inc. (the Parent).

  Liquidity
  ---------

  The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has experienced significant recurring losses from operations, which have been funded by the Parent. The Company has a stockholders deficiency of $6,032,903 at June 30, 2000. These conditions raise substantial doubt about the Companys ability to continue as a going concern. As described in Notes 2 and 10, in June 2000 the Company abandoned its facility in Baton Rouge and in August 2000 the Company sold its remaining facilities. It is uncertain whether the proceeds from the sale will allow the Company to satisfy its remaining obligations.

  Use of Estimates
  ----------------

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates and those differences could be material. Significant estimates made by the Company include the carrying amounts and economic lives of goodwill and the net realizable value of trade accounts receivable. It is reasonably possible the ultimate amounts of these items could differ materially from these estimates.

  Principles of Consolidation
  ---------------------------

  The consolidated financial statements include the accounts of the Company, and its wholly-owned subsidiaries. All material intercompany accounts and transactions have been eliminated in these financial statements. Business combinations accounted for as purchases are included in the consolidated financial statements from the respective dates of acquisition.

  Revenue Recognition Policy
  --------------------------

  Gross revenue is recorded on an accrual basis based upon the date of service at amounts equal to the Companys established rates or estimated cost reimbursement rates, as applicable. Allowances and contractual adjustments are recorded for the difference between the established rates and the amounts estimated to be payable by third parties and are deducted from gross revenue to determine net service revenues.

  Cash and Cash Equivalents
  -------------------------

  For purposes of reporting cash flows, cash includes certificates of deposit and all highly liquid debt instruments with maturities of three months or less when purchased.

  Inventory
  ---------

  Inventory consists of medical supplies that are utilized in the treatment and care of home health patients. Inventories are stated at the lower of cost (first-in, first-out method) or market.

     AMEDISYS ALTERNATE-SITE INFUSION THERAPY SERVICES, INC. AND
                            SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (the six month periods ended June 30, 2000 and 1999 are unaudited)



  Property and Equipment
  ----------------------

  Property and equipment is generally carried at cost. Additions and improvements are capitalized, but ordinary maintenance and repair expenses are charged to income as incurred. The cost of property sold or otherwise disposed of and the accumulated depreciation thereon are eliminated from the property and related accumulated depreciation accounts, and any gain or loss is credited or charged to income.

  Capitalized leases are included in property and equipment. Capital leases are recorded at the present value of the future rentals at lease inception and are amortized over the lesser of the applicable lease term or the useful life of the equipment.

  For financial reporting purposes, depreciation and amortization of property including those subject to capital leases is included in general and administrative expenses and is provided utilizing the straight-line method based upon the following estimated useful service lives:

       Leasehold improvements    5 years

       Equipment and furniture   5-7 years
       Computer software         5 years

  Unaudited Information
  ---------------------

  The consolidated balance sheet as of June 30, 2000 and the consolidated statements of operations and cash flows for the six-month periods ended June 30, 2000 and 1999 were taken from the Companys books and records without audit. However, in the opinion of management, such information includes all adjustments (consisting only of normal recurring accruals) which are necessary to properly reflect the results of operations for the six months ended June 30, 2000 and 1999.

  Financial Instruments
  ---------------------

  The Companys financial instruments, consisting of cash, accounts receivable, accounts payable and accrued liabilities are carried at cost, which approximates fair value, due to the short-term maturities of these instruments. The carrying amounts of the Companys borrowing arrangements approximates fair value based on interest rates for similar types of credit arrangements currently available to the Company.

  Goodwill
  ---------

  Goodwill representing excess of cost over the net assets of acquired businesses is amortized on a straight-line basis over estimated lives of seventeen to twenty years. Amortization expense in connection with goodwill was approximately $17,000, $52,000, $104,000 and $90,000 for the six months ended June 30, 2000 and 1999 and years ended December 31, 1999 and 1998, respectively. See Note 2.

  Impairment of Long-Lived Assets
  The Company evaluates long-lived assets, including goodwill, for impairment whenever events and changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The Company assesses the recoverability of long-lived assets by determining whether an assets carrying value will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of the asset, the Company recognizes an impairment loss based on the excess of the carrying amount over the estimated fair value of the asset. As of June 30, 2000, the Company believes no impairment of the carrying values of its long-lived assets is required other than that described in Note 2.

     AMEDISYS ALTERNATE-SITE INFUSION THERAPY SERVICES, INC. AND
                            SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (the six month periods ended June 30, 2000 and 1999 are unaudited)


  Income Taxes
  ------------

  The Company accounts for income taxes under the liability method, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company is included in the consolidated federal income tax return of the Parent. However, the Company records income taxes for financial reporting purposes as if it filed a separate tax return.

2. Acquisitions
   ------------

  PRN, Inc.
  ---------

  On February 23, 1998, the Company acquired all of the issued and outstanding capital stock of PRN, Inc. (PRN), a home infusion pharmacy business, in exchange for $430,000 and assumption of $71,000 debt. The excess of cost over the fair value of net assets acquired of approximately $589,000 was recorded as goodwill and is being amortized over a period of 17 years.

  Infusioncare Solutions, Inc.
  ----------------------------

  On February 27, 1998, the Company acquired all of the issued and outstanding capital stock of Infusioncare Solutions, Inc.
  (ICS), a home health care and infusion business, based in Baton Rouge, Louisiana, in exchange for aggregate consideration of $1,145,000. ICS incurred continuing losses from operations and in June of 2000, the operations of ICS were closed down. As a result of these events, the amount of unamortized goodwill at December 31, 1999 of approximately $1,275,000 was deemed to be impaired and was charged directly to operations for the year ended December 31, 1999.

3.Property and Equipment
  ------------------

  Property and equipment consisted of the following:

                                        June 30,     December
                                      ------------     31,
                                                    ----------
                                          2000         1999
                                      ------------  ----------

       Buildings and leasehold
           improvements                $   84,506   $  90,335
       Equipment and furniture            809,858     828,249
       Computer software                    2,211       4,422
                                       ----------   ---------
                                          896,575     923,006

            Less accumulated
                depreciation             (581,278)   (399,401)
                                       ----------   ---------
                                       $  315,297   $ 523,605
                                       ==========   =========

  Depreciation expense was $200,491, $158,166, $276,023 and
  $117,324 for the six months ended June 30, 2000 and 1999 and the years ended December 31, 1999 and 1998, respectively.

     AMEDISYS ALTERNATE-SITE INFUSION THERAPY SERVICES, INC. AND
                            SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (the six month periods ended June 30, 2000 and 1999 are unaudited)



4.Long Term Debt
  ------------

  Long-term debt at December 31, 1999 consisted of the following:

   Promissory notes payable,
    unsecured, to various individuals
    with interest rates ranging from
    9.50% to 18.0%                           $64,070

         Less current portion                (51,705)
                                           ---------
                                           $  12,365
                                           =========

5.Income Taxes
  -----------

  The Company had no income tax expense for the six months ended June 30, 2000 and 1999 and for the years ended December 31, 1999 and 1998 due to taxable losses and carry forwards. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Companys deferred tax assets and liabilities as of December 31, 1999 were as follows:

                                      December 31,
                                      ------------
                                          1999
                                      ------------

    Deferred tax assets (primarily
      net operating losses)               $390,000
    Deferred tax liabilities
                                                 -
    Valuation allowance                   (390,000)
                                       -----------
         Net deferred tax balance      $         -
                                       ===========

  The valuation allowance was recorded against net deferred tax assets due to the significant operating losses incurred by the Company during 1999 and 1998.

  For income tax purposes, the Company has available at December
  31, 1999, unused federal net operating loss carry forwards of approximately $1,148,000, which may be applied against future taxable income of the Company, expiring in 2019.

6.Leases
  -------

  Capital Leases
  --------------

  The Company leases certain equipment under arrangements classified as capital leases. The net book value of equipment recorded under capital leases totaled approximately $300,000 at June 30, 2000. Amortization expense associated with assets held under capital leases is included in depreciation and amortization expense for the six months ended June 30, 2000 and 1999 and the years ended December 31, 1999 and 1998.

  Future minimum lease payments at December 31, 1999, together with the present value of the minimum lease payments are:

    Years Ended December 31,
    -----------------------------

    2000                               $ 36,040
    2001                                 13,443

    Total minimum lease payments         49,483

    Less current portion                (36,040)

    Long-term obligation               $ 13,443

  Operating Leases
  ----------------

  The Company leases various equipment and office facilities under cancelable and non-cancelable rental arrangements. Rental expenses from operating leases for the six months ended June 30, 2000 and 1999 and years ended December 31, 1999 and 1998 were $134,597, $318,900, $436,150 and $523,224, respectively.

  Minimum future lease payments for non-cancelable operating leases for the next five years and thereafter are as follows:

    Years Ending December 31,
    -------------------------

    2000                               $162,009
    2001                                108,705
    2002                                103,386
    2003                                 73,606
    2004                                 13,449
    Thereafter                                -
                                     ----------
                                       $461,155
                                     ==========

7.Commitments
  ----------

  The Company has commitments related to employment contracts with a number of its senior executives. Such contracts generally commit the Company to pay bonuses on the attainment of certain operating goals and severance benefits under certain circumstances.

8.Related Party Transactions
  --------------------------

  At June 30, 2000 and December 31, 1999, net amounts advanced to the Company by the Parent for working capital and other operating purposes, totaled $8,132,421 and $7,627,314, respectively. The advances are non-interest bearing and contain no specific terms of repayment.

9.Concentrations and Credit Risk
  ------------------------------

  Accounts receivable consists primarily of amounts receivable from third-party payment providers (insurance companies and government agencies) under various medical reimbursement programs. Certain third-party receivables are recorded at estimated net realizable amounts. Amounts that may be received under medical reimbursement programs are affected by changes in payment criteria and are subject to

     AMEDISYS ALTERNATE-SITE INFUSION THERAPY SERVICES, INC. AND
                            SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (the six month periods ended June 30, 2000 and 1999 are unaudited)


  legislative actions. Concentrations of credit risk associated with these accounts receivable are considered minimal due to the Companys diverse customer base.

  The Company does not generally require collateral in connection with credit sales to its customers. Management periodically evaluates the creditworthiness of the Companys customers and believes the allowance for doubtful accounts is adequate.

10. Subsequent Event
    --------------

  Effective August 10, 2000, the Company entered into an asset purchase agreement with Park Pharmacy Corporation, a provider of home health care services, whereby the ongoing operations of AASI and one of its wholly owned subsidiaries were sold for cash consideration of $1,750,000. In the transaction, the Company sold all tangible and intangible assets, except for cash and accounts receivable, which were retained by the Company.


                           ***************

Park Pharmacy Corporation
Unaudited Pro Forma Combined Financial Statements

The accompanying unaudited pro forma combined financial statements have been prepared to reflect the acquisition of the operations of Amedisys Alternative-Site Infusion Therapy Services, Inc. (AASI) by Park Pharmacy Corporation (Park) on August 10, 2000 as if the acquisition had occurred on June 30, 2000 with respect to the pro forma balance sheet and as of the beginning of the year with respect to the pro forma statement of operations. Park acquired AASI for cash consideration of $1,750,000. The pro forma statement of operations also reflects the acquisitions of RX-Pro.Com, which occurred on December 21, 1999, Doughertys Pharmacy, Inc., which occurred on December 30, 1999, and Total Pharmacy Supply, Inc., which occurred on March 31, 2000, as if these acquisitions had occurred at the beginning of the year. These latter acquisitions were previously reported on Forms 8-K filed by the Company and were disclosed in the Park Form 10-KSB.

The accompanying unaudited pro forma financial statements should be read in conjunction with the historical financial statements of AASI included herein. The pro forma statement of operations includes only the facilities of AASI that were acquired by Park and it combines the AASI statements of operations for the six months ended June 30, 2000 and the six months ended December 31, 1999. These pro forma financial statements are not indicative of the financial position or results of operations that would actually have occurred if the transactions described above had occurred at the dates presented or which may be obtained in the future.

            PARK PHARMACY CORPORATION AND AMEDISYS, INC.

        UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                  FOR THE YEAR ENDED JUNE 30, 2000




                                                                  Pro Forma         Pro Forma
                                Park               AASI          Adjustments         Balances
                           --------------    ---------------    -------------      ------------
CURRENT ASSETS:
  Cash                           $935,946            $13,584      $    (13,584)(1)  $    935,946
  Accounts receivable           2,982,657          2,270,328        (2,270,328)(1)     2,982,657
  Inventories                   1,911,705            188,301                           2,100,006
  Other                            51,561             17,486                              69,047
                            -------------      -------------    --------------    --------------
     Total current assets       5,881,869          2,489,699                           6,087,656
                                                                    (2,283,912)

SOFTWARE COSTS                  2,269,265                  -                           2,269,265

FIXED ASSETS, net                 877,670            315,297                           1,192,967

GOODWILL                        1,239,803            513,401           715,515(3)      2,468,719

OTHER ASSETS                      228,263                  -                             228,263
                           --------------   ----------------   ---------------    --------------
                                                           -

     Total assets             $10,496,870     $    3,318,397      $(1,568,397)       $12,246,870
                           ==============   ================   ===============    ==============


CURRENT LIABILITIES:
  Accounts payable and
accrued
     liabilities           $    2,196,658     $    1,169,206      $(1,169,206)(1) $    2,196,658
  Due to related parties                -           8,132,421      (8,132,421)(2)
  Income tax payable               98,400                  -                              98,400
  Current portion of               66,602             49,673          (49,673)(1)         66,602
      liabilities          --------------   ----------------   ---------------    --------------
     Total current
        liabilities             2,361,660          9,351,300                           2,361,660
                                                                   (9,351,300)

LONG-TERM LIABILITIES           2,096,239                  -         1,750,000(3)      3,846,239

STOCKHOLDERS EQUITY
   (DEFICIT)
  Preferred stock                   3,025                  -                               3,025
  Common stock                        451                  1               (1)(1)            451
  Other stockholders
    equity                      6,035,495        (6,032,904)         6,032,904(1)      6,035,495
                           --------------   ----------------   ---------------    --------------
     Total stockholders
         equity                 6,038,971        (6,032,903)         6,032,903         6,038,971
                           --------------   ----------------    --------------    --------------

  Total liabilities and
stockholders equity
                              $10,496,870         $3,318,397      $(1,568,397)    $   12,246,870
                           ==============    ===============   ===============    ==============


(1) Adjustment to remove assets and liabilities associated with operations within AASI that were not purchased and remove equity accounts of AASI
(2) Eliminate intercompany debt with Parent of AASI
(3) Adjustment to reflect borrowing for cash purchase of AASI and to record goodwill for excess of purchase price over net assets acquired

                                F-13





            PARK PHARMACY CORPORATION AND AMEDISYS, INC.

        UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                  FOR THE YEAR ENDED JUNE 30, 2000


                                                                                      (4)
                                                                                   Amedisys
                                                                                   Alternate-
                                               Total                                  Site         Pro Forma      Pro Forma
                                 Park         Pharmacy      RX-Pro    Dougherty's   Infusion      Adjustments     Balances
                            -------------    ----------   ---------   ----------    --------     ------------   -------------
Sales                          $11,477,179   $2,494,338     $89,179   $9,298,361   $6,213,142                    $29,572,199

Less cost of goods sold          7,473,575    1,726,588           -    6,082,717    3,200,476                     18,483,356
                             -------------  -----------   ---------    ---------    ---------                    -----------

Gross profit                     4,003,604      767,750      89,179    3,215,644    3,012,666                     11,088,843

General and administrative
  expenses                       3,553,241      704,818     200,257    2,598,246    3,480,149                     10,536,711

Amortization of intangibles
and goodwill                        28,075                                                          117,779(1)       145,854
                             -------------  -----------   ---------   ----------   ----------     ------------   -----------

Income (loss) from
    operations                     422,288       62,932   (111,078)      617,398    (467,483)        (117,779)       406,278

Other income (expense)            147,784)     (27,588)     (4,213)        6,787     (67,000)     (157,500)(3)     (397,298)
                             -------------   ----------   ---------   ----------    ---------     ------------  ------------

Income (loss) before income
   taxes                           274,504       35,344   (115,291)      624,185    (534,483)        (275,279)         8,980

Provision for income taxes          31,630        1,590           -      118,228            -     (151,448)(2)             -
                                            -----------   ---------    ---------    ---------     ------------   -----------




Net income (loss)             $    242,874   $   33,754   $115,291)    $ 505,957   $(534,483)     $  (123,831)   $     8,980
                             =============   ==========   =========    =========   ==========     ============  ============

Net income (loss) per                                                                                             $        -
share, basic and diluted     $        0.01                                                                       ===========
                             =============

Weighted average shares         31,543,000                                                                        31,543,000
                              ============                                                                       ===========

Notes
 (1) Adjustment to reflect amortization of goodwill recorded in the acquisitions of Rx-Pro, Total Pharmacy and AASI over five, twenty and twenty years, respectively

 (2) Adjustment to decrease income taxes to amount that would have occurred if the companies had been combined at the beginning of the year

 (3) Interest expense on the debt incurred from acquisition of AASI

 (4) Includes operations only of acquired locations


                              F-14